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                                                                EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders of Simulation Sciences Inc.

We consent to the incorporation by reference in this Registration Statement of Simulation Sciences Inc. on Form S-3 of our report dated February 7, 1997 included in the Annual Report on Form 10-K of Simulation Sciences Inc. for the year ended December 31, 1996, which is incorporated by reference in Registration Statement No. 333-39025, and to the references to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of Registration Statement No. 333-39025 of Simulation Sciences Inc. on Form S-3.



DELOITTE & TOUCHE LLP


Costa Mesa, California
November 19, 1997